THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.  ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE.  THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF.

OPTIONS MEDIA GROUP HOLDINGS, INC.

10% SENIOR SECURED  PROMISSORY NOTE

(non-negotiable)

$1,000,000.00 June 23, 2008

FOR VALUE RECEIVED Options Media Group Holdings, Inc., a Delaware corporation (the “Company”), promises to pay to Customer Acquisition Network Holdings, Inc. (the “Holder”), the principal amount of One Million Dollars ($1,000,000.00), or such lesser amount as shall equal the outstanding principal amount hereof, together with simple interest from the date of this Note on the unpaid principal balance at a rate equal to ten percent (10%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then accrued but unpaid interest and any other amounts payable hereunder, shall be due and payable on December 23, 2008 (the “Maturity Date”).

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1. Event of Default.

(a) For purposes of this Note, an “Event of Default” means:

(i) the Company shall default in the payment of interest and/or principal on this Note; or

(ii) the Company shall fail to materially perform any covenant, term, provision, condition, agreement or obligation of the Company under this Note

                (other than for non-payment) and such failure shall continue uncured for a period of ten (10) business days after notice from the Holder of such failure; or

(iii) the Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (4) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

(iv) a trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

(v) any governmental agency or any court of competent jurisdiction at the insistence of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) days thereafter; or

(vi) the Company shall sell or otherwise transfer all or substantially all of its assets; or

(vii) bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings, or relief under any bankruptcy law or any law for the relief of debt shall be instituted by or against the Company and, if instituted against the Company shall not be dismissed within thirty (30) days after such institution, or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in any such proceeding; or

(viii) the Company or any of its subsidiaries that are a party thereto breaches any covenant or other term or condition of the Security Agreement (as defined below) (after giving effect to any grace period set forth in such Security Agreement relating to any such breach); or

(ix) any lien created by the Security Agreement shall at any time fail to constitute a valid first priority perfected lien on all of the collateral purported to be secured thereby; or

(x) the Company shall be in material default of any of its indebtedness that gives the holder thereof the right to accelerate such indebtedness; or

                (xi) any default by the Company or any subsidiary thereof of its obligations pursuant to that certain Agreement and Plan of Merger by and among Options Media Group Holdings, Inc., Options Acquisition Corp., Options Acquisition Sub, Inc. and the Holder (the “Merger Agreement”) which remains uncured in accordance with the terms of the Merger Agreement.

(b) Upon the occurrence of an Event of Default, the entire indebtedness with accrued interest thereon due under this Note shall, at the option of the Holder, be immediately due and payable without notice.  Failure to exercise such option shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default.

2. Seniority.  The indebtedness evidenced by this Note is hereby expressly senior, in right of payment to the prior payment in full of all of the Company’s existing and future Subordinated Indebtedness.  As used in this Note, the term “Subordinated Indebtedness” shall mean the principal of and unpaid accrued interest on (i) indebtedness of the Company and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Subordinated Indebtedness, or any indebtedness arising from the satisfaction of such Subordinated Indebtedness by a guarantor.  Holder shall execute any intercreditor agreement requested by the Company to give effect to the foregoing seniority.

3. Security Interest.  This Note is secured by a security interest granted to the Holder pursuant to a Security Agreement dated the date hereof (the “Security Agreement”), as delivered by the Company to Holder.  The Company acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Company, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Holder should be entitled to, among other relief to which the Holder may be entitled under this Note and any other agreement to which the Company and Holder are parties (collectively, "Loan Documents").

4. Future Indebtedness.  The Company agrees that from the date hereof until the earlier of August 30, 2008 and the first date on which all principal and accrued interest on the Note are paid in full, the Company shall not incur, or suffer to exist and Indebtedness or Liens other than Permitted Indebtedness and Permitted Liens.  Terms not described in this paragraph 4 are defined on Schedule A.

5. Prepayment.  The Company may prepay this Note at any time, in whole or in part, provided any such prepayment will be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note.

6. Negative Pledge.  Without the approval of Holder, the Company will not, and will not permit Options Acquisitions Sub, Inc. to create or suffer to exist any Lien upon the Collateral (as defined in the Security Agreement) other than a first priority security interest in and upon the collateral to Lenders.

7. Miscellaneous.

(a) Loss, Theft, Destruction or Mutilation of Note.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Note, the Company shall execute and deliver, in lieu of this Note, a new note executed in the same manner as this Note, in the same principal amount as the unpaid principal amount of this Note and dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been so paid, dated the date of this Note.

(b) Payment.  All payments under this Note shall be made in lawful tender of the United States.

(c) Waivers.  The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(d) Usury.  In the event that any interest paid on this Note is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(e) Waiver and Amendment.  Any provision of this Note may be amended, waived or modified only by an instrument in writing signed by the party against which enforcement of the same is sought

(f) Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing sent by mail, facsimile with printed confirmation, nationally recognized overnight carrier or personal delivery and shall be effective upon actual receipt of such notice, to the following addresses until notice is received that any such address or contact information has been changed:

To the Company:

Options Media Group Holdings, Inc.
240 Old Federal Highway
Suite 100
Hallandale, FL 33009
Attn: Chief Executive Officer

To Holder:

Customer Acquisition Network Holdings, Inc.
200 Park Avenue South
Suite 908-909
New York, NY 10003
Attn: Chief Executive Officer

(g) Expenses; Attorneys’ Fees.  If action is instituted to enforce or collect this Note, the Company promises to pay all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by the Holder in connection with such action.

(h) Successors and Assigns.  This Note may not be assigned or transferred by the Holder without the prior written consent of the Company.  Subject to the preceding sentence, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, permitted assigns, heirs, administrators and permitted transferees of the parties.

(i) Governing Law; Jurisdiction.  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE PERSONAL AND SUBJECT MATTER JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.  EACH PARTY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, (A) ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT; AND (B) ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. FINAL JUDGMENT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON EACH PARTY DULY SERVED WITH PROCESS THEREIN AND MAY BE ENFORCED IN THE COURTS OF THE JURISDICTION OF WHICH EITHER PARTY OR ANY OF THEIR PROPERTY IS SUBJECT, BY A SUIT UPON SUCH JUDGMENT.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Note to be executed as of the date first above written by its duly authorized officer.

OPTIONS MEDIA GROUP HOLDINGS, INC.

By:/s/ Scott Frohman
Name: Scott Frohman
Title: Chief Executive Officer

Schedule A

“Capital Lease Obligation” means, as to any Person, any obligation that is required to be classified and accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another Person if a primary purpose or intent of the Person incurring such liability, or a primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Entity” means the government of the United States or any other nation, or any political subdivision thereof, whether state, provincial or local, or any agency (including any self-regulatory agency or organization), authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government.

“Indebtedness” of any Person means, without duplication:

(i) All indebtedness for borrowed money;

(ii) All obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than unsecured account trade payables that are (A) entered into or incurred in the ordinary course of the Company’s and its Subsidiaries’ business, (B) on terms that require full payment within 90 days from the date entered into or incurred and (C) not unpaid in excess of 90 days from the date entered into or incurred, or are being contested in good faith and as to which such reserve as is required by GAAP has been made;

(iii) All reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments;

(iv) All obligations evidenced by notes, bonds, debentures, redeemable capital stock or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;

(v) All indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller, bank or other financing source under such agreement in the event of default are limited to repossession or sale of such property);

(vi) All Capital Lease Obligations;

(vii) All indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person that owns such assets or property has not assumed or become liable for the payment of such indebtedness; and

(viii) All Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

“Lien” means with respect to any asset or property, any mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind and any restrictive covenant, condition, restriction or exception of any kind that has the practical effect of creating a mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind (including any of the foregoing created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor with respect to a Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing).

“Permitted Lien” means:

(i) Liens created by the Security Documents;

(ii) Liens for taxes or other governmental charges not at the time due and payable, or which are being contested in good faith by appropriate proceedings diligently prosecuted, so long as foreclosure, distraint, sale or other similar proceedings have not been initiated, and in each case for which the Company and its Subsidiaries maintain adequate reserves in accordance with GAAP in respect of such taxes and charges;

(iii) Liens arising in the ordinary course of business in favor of carriers, warehousemen, mechanics and materialmen, or other similar Liens imposed by law, which remain payable without penalty or which are being contested in good faith by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto, and in each case for which adequate reserves in accordance with GAAP are being maintained;

(iv) Liens arising in the ordinary course of business in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA);

(v) Attachments, appeal bonds (and cash collateral securing such bonds), judgments and other similar Liens, for sums not exceeding $250,000 in the aggregate for the Company and its Subsidiaries, arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed;

(vi) Easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens arising in the ordinary course of business and not materially detracting from the value of the property subject thereto and not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

(vii) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board of Governors of the U.S. Federal Reserve System and that no such deposit account is intended by the Company or any of its Subsidiaries to provide collateral to the depository institution;

(viii) Liens securing Capital Lease Obligations permitted under Section 5(g)(iv), provided that such Liens attach only to the fixed assets financed by such Capital Lease Obligations and such Liens attach concurrently with, or within ninety (90) days, after the acquisition thereof.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a Governmental Entity or any other legal entity.

“Security Documents” means the Security Agreement and any other agreements, documents and instruments executed concurrently herewith or at any time hereafter pursuant to which the Company, its Subsidiaries, or any other Person either (i) guarantees payment or performance of all or any portion of the obligations hereunder or under any other instruments delivered in connection with the transactions contemplated hereby and by the other transaction documents, and/or (ii) provides, as security for all or any portion of such obligations, a Lien on any of its assets in favor of a Buyer, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.